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                                                                    Exhibit 23.2

               Consent of Independent Certified Public Accountants
               ---------------------------------------------------


         We have issued our report dated February 7, 2003 (except for note 4, as to which the date is March 3, 2003) accompanying the financial statements of Lease Equity Appreciation Fund I, L.P. contained in the Registration Statement on Post-Effective Amendment No. 2 to Form S-1 (File No. 333-84730) and the Prospectus, as supplemented, included as part thereof. We consent to the use of the aforementioned report and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
January 12, 2004